Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of the Federal Home Loan Bank of Topeka does hereby appoint Patrick C. Doran his or her true and lawful attorney-in-fact and agent, to sign for and on behalf of the undersigned the annual report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (Exchange Act) for the fiscal year ending December 31, 2019, to be filed with the Securities and Exchange Commission under the provisions of the Exchange Act, as amended, and any and all amendments to said Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be signed as of this 16th day of March 2020.

/s/ G. Bridger Cox	/s/ Robert E. Caldwell, II
G. Bridger Cox	Robert E. Caldwell, II
Chair	Vice-Chair

/s/ Donald R. Abernathy, Jr.	/s/ Milroy A. Alexander
Donald R. Abernathy, Jr.	Milroy A. Alexander

/s/ Holly Johnson	/s/ Lynn Katzfey
Holly Johnson	Lynn Katzfey

/s/ Jane C. Knight	/s/ Barry Lockard
Jane C. Knight	Barry Lockard

/s/ Richard S. Masinton	/s/ Neil F. M. McKay
Richard S. Masinton	Neil F. M. McKay

/s/ Craig A. Meader	/s/ L. Kent Needham
Craig A. Meader	L. Kent Needham

/s/ Mark J. O’Connor	/s/ Thomas H. Olson, Jr.
Mark J. O’Connor	Thomas H. Olson, Jr.

/s/ Mark W. Schifferdecker	/s/ Douglas E. Tippens
Mark W. Schifferdecker	Douglas E. Tippens

/s/ Gregg L. Vandaveer
Gregg L. Vandaveer